Exhibit 21.01

Subsidiaries of the Registrant

DOMESTIC SUBSIDIARIES

CORPORATIONS

IDT Financial Services, Inc. (DE)
225 Old NB Road Inc. (NJ)	IDT Global Services, Inc. (DE)
226 Old NB Road, Corp. (NJ)	IDT Home Entertainment, Inc. (MI)
60 Park Place Holding Company Inc. (NJ)	IDT International, Corp. (NJ)
ADSI Acquisition Corp. (DE)	IDT Investments Inc. (NV)
Advanced Data Services, Inc. (SC)	IDT Local Media, Inc. (DE)
(also d/b/a Advanced Data Services, Inc. of SC, Inc.)	IDT Media , Inc. (DE)
Beltway Acquisition Corporation (DE)	IDT Media Venture, Inc. (DE)
Confie Seguros, Inc. (DE)	IDT Nevada Holdings, Inc. (NV)
CTM Brochure Display, Inc. (NY)	IDT Prepaid, Inc. (DE)
CTM Brochure Display of Puerto Rico, Inc. (PR)	IDT Spectrum, Inc. (DE)
DPS Film Roman, Inc. (CA)	IDT Stored Value Services, Inc. (DE)
Dipchip Corp. (NY)	IDT Telecom, Inc. (DE)
Entrix Telecom, Inc. (DE)	IDT Venture Capital Corporation (DE)
Film Roman, Inc. (DE)	IDT Venture Capital, Inc. (NV)
IDT 225 Old NB Road Holdings, Inc. (DE)	IDT Venture Holdings, Inc. (DE)
IDT 226 Old NB Road Holdings, Inc. (DE)	InterExchange, Inc. (DE)
IDT America, Corp. (NJ)	(also d/b/a IX Telecom, Inc.)
(also d/b/a DSA Telecom)	Microwave Services, Inc. (DE)
IDT Capital, Inc. (DE)	Net2Phone, Inc. (DE)
IDT Carmel, Inc. (DE)	(also d/b/a CafeFone)
IDT Contact Services, Inc. (DE)	Netspeak Corp. (FL)
IDT Domestic Telecom, Inc. (DE)	North American Energy, Inc. (DE)
IDT Energy, Inc. (DE)	Oasis Insurance, Inc. (CA)
IDT Entertainment, Inc. (DE)	Outside Counsel Solutions, Inc. (DE)
IDT Entertainment Productions, Inc. (DE)	Strategic Resource Advisory Services, Inc. (DE)

DOMESTIC SUBSIDIARIES

LIMITED LIABILITY COMPANIES

60 Park Place Associates, LLC (DE)	IDT Spectrum, LLC (DE)
Halifax Investments, LLC (DE)	IDT Telecom, LLC (DE)
Hillview Avenue Realty, LLC (DE)	IT Network Distribution LLC (DE)
Hillview Avenue Realty JV, LLC (DE)	LTP Wireless 2, LLC (DE)
IDT 225 Old NB Road, LLC (DE)	N2P Cable Telephony, LLC (DE)
IDT 226 Old NB Road, LLC (DE)	N2P Global Services, LLC (DE)
IDT 225 Old NB Road Enterprises, LLC (DE)	NTOP Holdings, LLC (DE)
IDT Advanced Communication Services, LLC (NJ)	Tuyo Mobile, LLC (DE)
IDT America of Virginia, LLC (DE)	Union Telecard Alliance, LLC (DE)
IDT Capital Real Estate Holdings, LLC (DE)	UTA Web Sales LLC (DE)
IDT Domestic-Union, LLC (DE)	Winstar Holdings, LLC (DE)
IDT Financial Services, LLC (DE)	Winstar Spectrum, LLC (DE)
IDT Prepaid Solutions, LLC (DE)

FOREIGN SUBSIDIARIES

Anchor Bay Entertainment Canada, Limited (CANADA)	IDT Netherlands B.V. (HOLLAND)
Anchor Bay Entertainment UK Limited (UNITED KINGDOM)	IDT Netherlands B.V. Puerto Rico Branch (PUERTO RICO)
IDT Global Israel Ltd. (ISRAEL)	IDT Peru S.R.L. (PERU)
D.P.S.I. Digital Production Solutions Israel Ltd. (ISRAEL)	IDT Puerto Rico & Co. (PUERTO RICO)
Dan Krech Productions Inc. (CANADA)	IDT Spain S.L. (SPAIN)
DirectTel Dutch Holdings B.V. (HOLLAND)	IDT Switzerland GmbH (SWITZERLAND)
IDT Austria GmbH (AUSTRIA)	IDT Telecom South Africa (PTY) LTD (SOUTH AFRICA)
IDT Brazil Limitada (BRAZIL)	Interdirect Tel Limited (IRELAND)
IDT Brazil Telecom Limitada (BRAZIL)	Mainframe Entertainment, Inc. (CANADA)
IDT Card Services Ireland Limited (IRELAND)	Manga Entertainment Limited (UNITED KINGDOM)
IDT Chile S.A. (CHILE)	PDR Lux Holdings Sarl (LUXEMBOURG)
IDT Corporation de Argentina S.A. (ARGENTINA)	Phonecards Dominicana C por A (DOMINICAN REPUBLIC)
IDT Direct Limited (“Toucan”) (UNITED KINGDOM)	Prepaid Cards B.V.B.A. (BELGIUM)
IDT Europe B.V.B.A. (BELGIUM)	SPD Dutch Holdings B.V. (HOLLAND)
IDT France SARL (FRANCE)	SPD Puerto Rico Corp (PUERTO RICO)
IDT Germany GmbH (GERMANY)	Telecommunications Alliance Limited (JAMAICA)
IDT Global Limited (UNITED KINGDOM)	TimeTel Dutch Holdings B.V. (HOLLAND)
IDT Hellas Telecoms E.P.E. (GREECE)	TLL Dutch Holdings B.V. (HOLLAND)
IDT Hong Kong Limited (HONG KONG)	TLT Dutch Holdings B.V. (HOLLAND)
IDT Italia S.R.L. (ITALY)